UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (Date of earliest event reported): November 26, 2008

UNITIL CORPORATION

(Exact name of registrant as specified in its charter)

New Hampshire	1-8858	02-0381573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Liberty Lane West, Hampton, New Hampshire	03842-1720
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 772-0775

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

1. 364-Day Revolving Credit Agreement.

On November 26, 2008, Unitil Corporation (“Unitil” or “we”) entered into a $60 million, 364-day revolving credit agreement (the “364-Day Credit Agreement”), with Bank of America, as administrative agent, and a syndicate of lenders as defined in the 364-Day Credit Agreement. This facility replaces certain bilateral credit agreements with Bank of America and RBS Citizens, N.A.

Borrowings under the 364-Day Credit Agreement bear interest at a floating annual rate equal to the daily LIBOR (the London Interbank Offered Rate) reported by the British Banking Association plus the applicable margin. We have the option of locking in the daily rate applicable to outstanding loans for one, two, three or six month interest periods. The “applicable margin” is initially equal to 1.75%, but may be increased over time if we do not meet specified conditions with respect to our equity capital.

The 364-Day Credit Agreement contains customary terms and conditions for credit facilities of this type, including certain financial covenants, including, without limitation, covenants restricting our ability to incur liens, merge or consolidate with another entity or change our line of business. Further, the 364-Day Credit Agreement contains a covenant restricting our ability to permit long term debt to exceed 65% of our capitalization (as defined in the 364-Day Credit Agreement) until the 364-Day Credit Agreement terminates and all amounts borrowed under the 364-Day Credit Agreement are paid in full. The events of default under the 364-Day Credit Agreement include, but are not limited to, the following: (1) failure to pay outstanding principal or interest, (2) failure of representations or warranties to be correct, in any material respects, (3) failure to perform any other term, covenant or agreement and such failure is not remedied within 30 days of notice of such failure, (4) a cross-default with other debt in certain circumstances, (5) a change of control, (6) non-appealable judgments in excess of an agreed amount, (7) certain defaults on obligations under the Employee Retirement Income Security Act or (8) bankruptcy. Such events of default would require the repayment of any outstanding borrowings and the termination of the right to borrow additional funds under the 364-Day Credit Agreement.

The lenders under the 364-Day Credit Agreement and their affiliates have various relationships with us and our subsidiaries involving the provision of depository and other cash management and commercial banking services.

The foregoing description of the 364-Day Credit Agreement is qualified in its entirety by reference to the full text of the 364-Day Credit Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K.

2. Term Credit Agreement.

On December 1, 2008, we entered into a $165 million term credit agreement (the “Credit Agreement”), with Royal Bank of Canada as lender and administrative agent, as defined in the Credit Agreement.

Borrowings under the Credit Agreement accrue interest at either the Eurodollar Rate or the base rate, in each case plus the applicable margin. The “base rate” of interest is the higher of (1) the rate of interest announced publicly by Royal Bank of Canada, from time to time and (2) the Federal Funds Rate plus 0.50%. The “Eurodollar Rate” is based on an applicable LIBOR as increased by statutory reserve requirements. The “applicable margin” is a range of interest rates that varies from 2.50% to 5.00% depending on the remaining term of the borrowings.

The Credit Agreement contains customary terms and conditions, including certain financial covenants that are substantially similar to those contained in the agreement relating to the Company’s outstanding unsecured senior notes, including, without limitation, covenants restricting our ability to pay dividends, incur liens, merge or consolidate with another entity. The events of default under the Credit Agreement include, but are not limited to, the following: (1) failure to pay outstanding principal or interest, (2) failure of representations or warranties to be correct, in any material respects, (3) failure to perform any other term, covenant or agreement and such failure is not remedied within 30 days of notice of such failure, (4) a cross-default with other debt in certain circumstances, (5) a change of control, (6) non-appealable judgments in excess of an agreed amount or (7) bankruptcy. Such events of default would require the repayment of any outstanding borrowings and the termination of the right to borrow additional funds under the Credit Agreement.

The lender under the Credit Agreement and its affiliates have various relationships with us and our subsidiaries involving the provision of financial services, including investment banking services for mergers and acquisitions as well as securities offerings.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed herewith as Exhibit 10.2 to this Current Report on Form 8-K.

3. Transition Services Agreement

On December 1, 2008, we entered into a Transition Services Agreement (the “Transition Services Agreement”) with NiSource Inc., a Delaware corporation (“NiSource”), in connection with our acquisition of Northern Utilities, Inc. (“Northern”) and Granite State Gas Transmission, Inc. (“Granite State”) as described in Item 2.01 of this Form 8-K, pursuant to which NiSource and certain of its affiliates will provide Unitil with certain services for a limited period of time in order to continue the operation and maintenance of Northern and Granite State substantially consistent with past practices until NiSource and Unitil have accomplished the successful transition of all business functions that were performed by NiSource (or its affiliates) prior to the closing date of the acquisition.

The foregoing description of the Transition Services Agreement is qualified in its entirety by reference to the full text of the Transition Services Agreement, which is filed herewith as Exhibit 10.3 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 1, 2008, Unitil, NiSource and Bay State Gas Company, a Massachusetts corporation (“Bay State” and together with NiSource, the “Sellers”), completed our previously announced acquisition of all of the outstanding shares of capital stock of (i) Northern from Bay State and (ii) Granite State from NiSource, pursuant to a Stock Purchase Agreement (the “Purchase Agreement”). Bay State is a wholly owned subsidiary of NiSource.

Pursuant to the Purchase Agreement, as consideration for the shares of capital stock of Northern and Granite State, we paid the Sellers $160 million in cash for the stock, plus an additional $41.6 million in cash as a working capital adjustment, including approximately $33.9 million of natural gas storage inventory.

A press release announcing the completion of the acquisition is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See agreements 1 and 2 discussed in Item 1.01 of this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired

We hereby incorporate by reference the following financial statements as filed in our Registration Statement on Form S-3 (Registration No. 333-152823):

•	Unaudited Condensed Financial Statements of Northern Utilities, Inc. as of and for the Nine Months Ended September 30, 2008 and 2007

•

Financial Statements of Northern Utilities, Inc. as of December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005 together with Independent Registered Public Accounting Firm’s Report

•	Unaudited Condensed Financial Statements of Granite State Gas Transmission, Inc. as of and for the Nine Months Ended September 30, 2008 and 2007

•

Financial Statements (Restated) of Granite State Gas Transmission, Inc. as of December 31, 2007 and 2006 and for the Years Ended December 31, 2007, 2006 and 2005 together with Independent Registered Public Accounting Firm’s Report

(b) Pro Forma Financial Information

We hereby incorporate by reference the Pro Forma Unaudited Financial Statements of Unitil Corporation as of September 30, 2008 and December 31, 2007, for the Nine Months Ended September 30, 2008 and 2007, and for the year ended December 31, 2007 as filed in our Registration Statement on Form S-3 (Registration No. 333-152823).

(d) Exhibits

Exhibit No.	Description
10.1	364-Day Credit Agreement dated November 26, 2008 among Unitil Corporation, Bank of America, as administrative agent, and a syndicate of lenders.

10.2	Credit Agreement dated December 1, 2008 between Unitil Corporation and Royal Bank of Canada as lender and administrative agent.

10.3	Transition Services Agreement dated December 1, 2008 between Unitil Corporation and NiSource Inc.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

99.1	Press Release dated December 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITIL CORPORATION

By:	/s/ Mark H. Collin
Mark H. Collin
Senior Vice President, Chief Financial Officer and Treasurer

Date: December 3, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	364-Day Credit Agreement dated November 26, 2008 among Unitil Corporation, Bank of America, as administrative agent, and a syndicate of lenders.

10.2	Credit Agreement dated December 1, 2008 between Unitil Corporation and Royal Bank of Canada as lender and administrative agent.

10.3	Transition Services Agreement dated December 1, 2008 between Unitil Corporation and NiSource Inc.

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte & Touche LLP

99.1	Press Release dated December 1, 2008.